Aames 2002-1

Mortgage Pass-Through Certificates

Series 2002-1

Prepayment Report for April 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENTS	TOTAL

Current
Number of Paid in Full Loans	1
Number of Repurchased Loans	1
Total Number of Loans Prepaid in Full	2

Paid in Full Balance	130,000.00
Repurchased Loans Balance	39,733.66
Curtailments Amount	-
Total Prepayment Amount	169,733.66

Cumulative
Number of Paid in Full Loans	1
Number of Repurchased Loans	1
Total Number of Loans Prepaid in Full	2

Paid in Full Balance	130,000.00
Repurchased Loans Balance	39,733.66
Curtailments Amount	-
Total Prepayment Amount	169,733.66

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 15 of 23	© COPYRIGHT 2002 Deutsche Bank

Aames 2002-1

Mortgage Pass-Through Certificates

Series 2002-1

Prepayment Report for April 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENT RATES	TOTAL

SMM	0.13%
3 Months Avg SMM
12 Months Avg SMM
Avg SMM Since Cut-off	0.13%

CPR	1.52%
3 Months Avg CPR
12 Months Avg CPR
Avg CPR Since Cut-off	1.52%

PSA	379.26%
3 Months Avg PSA Approximation
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	379.26%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 16 of 23	© COPYRIGHT 2002 Deutsche Bank

Aames 2002-1

Mortgage Pass-Through Certificates

Series 2002-1

Prepayment Report for April 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . *(1-SMMm)]/\(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)/\12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 17 of 23	© COPYRIGHT 2002 Deutsche Bank